FOR IMMEDIATE RELEASE

Contact:

Jennifer McGuffin

Director of Corporate Communications

+1.630.245.1780

media@calamos.com

Calamos Asset Management, Inc. Reports Second Quarter 2013

Results and Declares Dividend

NAPERVILLE, Ill., August 6, 2013 – Calamos Asset Management, Inc. (NASDAQ: CLMS), a diversified global investment firm offering equity, lower-volatility equity, fixed income, convertible and alternative strategies, today reported second quarter 2013 results.

Highlights

•

Non-GAAP diluted earnings per share was $0.22 for the second quarter compared to $0.24 in the previous quarter.[1] Non-GAAP net income attributable to Calamos Asset Management, Inc. (CAM) was $4.5 million for the quarter compared to $5.1 million last quarter.

•

GAAP diluted earnings per share was $0.09 for the second quarter compared to $0.16 per share in the previous quarter.[2] Net income attributable to CAM was $1.8 million for the quarter compared to $3.2 million last quarter.

•	Revenues for the current quarter were $66.7 million compared to $71.0 million in the previous quarter.

•	Operating margin was 27.6% for the second quarter and 31.2% in the previous quarter.

•	Total Assets[3] were $26.6 billion at June 30, 2013 compared to $29.3 billion at the end of last quarter.

•	Net flows were negative $2.3 billion for the quarter.

[1]	See Table A for a more detailed description of non-GAAP financial measures, how they may be useful to management and investors in evaluating the company, how they may differ from non-GAAP financial measures disclosed by other companies, and a reconciliation of such adjusted measures to the most related GAAP financial measures.
[2]	A non-operating charge of $900,000, or $0.04 per share, related to an increase in the company’s deferred tax valuation allowance and an other-than-temporary impairment charge of $4.4 million, or $0.03 per share reduced GAAP earnings for the second quarter.
[3]	Total Assets include assets under management as well as assets for which the company provides model portfolio design and oversight.

•	Calamos Investments LLC (Calamos Investments) repurchased 750,503 shares of CAM’s common stock since the share repurchase program was announced in the first quarter of 2013.

•	The Board of Directors of CAM declared a regular quarterly dividend of 12.5 cents per share payable on September 3, 2013 to shareholders of record on August 19, 2013.

The table below highlights certain GAAP and non-GAAP financial measures:

	Three Months ended
	June 30,	March 31,	June 30,
	2013	2013	2012
Ending Total Assets (in millions)	$26,634	$29,264	$33,384
Average Total Assets (in millions)	$28,075	$30,172	$34,320
Net Flows (in millions)	$(2,289)	$(2,523)	$(851)

(in thousands, except earnings per share)
Total revenues	$66,690	$70,953	$82,676
Total operating expenses	$48,286	$48,838	$53,739
Operating income	$18,404	$22,115	$28,937
Operating margin	27.6%	31.2%	35.0%
Net income attributable to CAM	$1,841	$3,234	$1,814
Non-GAAP net income attributable to CAM	$4,542	$5,061	$5,972
Diluted earnings per share	$0.09	$0.16	$0.09
Non-GAAP diluted earnings per share	$0.22	$0.24	$0.29

Management Commentary

“As investment performance continues to improve on several of our strategies, we expect that our net flows will also improve. We continued to add resources to our investment team in the second quarter, which reflects our commitment to our clients and our long-term confidence in the growth of the firm,” said John P. Calamos, Sr., Chief Executive Officer and Global Co-Chief Investment Officer.

“Our balance sheet remains strong, and we believe our ongoing share repurchase program is a positive for both our shareholders and the firm overall,” said Calamos.

Total Assets and Flows

Total Assets as of June 30, 2013 were $26.6 billion, a 9% decrease from the previous quarter.

•	Average Total Assets were $28.1 billion during the second quarter of 2013 compared to $30.2 billion during the previous quarter.

•	Net flows for the quarter were negative $2.3 billion, resulting primarily from outflows in U.S. growth strategies and lower-volatility equity strategies.

•

The company’s funds experienced net outflows of $1.3 billion and separate accounts had $981 million of net outflows for the quarter. Market depreciation for the quarter was $341 million, driven primarily by negative market trends in global, international and fixed income strategies.

•	The company’s alternative strategies had net inflows of $178 million for the quarter.

Financial Discussion

Operating Income

Second quarter 2013 revenues of $66.7 million decreased 6% from first quarter 2013 primarily due to a decline in Average Total Assets. Second quarter 2013 operating expenses declined by 1% as lower compensation and distribution expenses were partially offset by other expenses. Operating income was $18.4 million for the second quarter versus $22.1 million in the previous quarter. Operating margin was 27.6% for the second quarter, down from 31.2% in the first quarter of 2013.

Non-Operating Income

Non-operating income, net of non-controlling interest in partnerships, was $1.3 million during the second quarter of 2013, as presented in Table B. Second quarter non-operating income includes an other-than-temporary charge of $4.4 million recorded on certain available-for-sale securities with unrealized losses held in the investment portfolio.

The company’s investment portfolio had a return of (2.3)% for the second quarter of 2013 and a return of 2.3% for the first quarter of 2013, as presented in Table C.

Income Taxes

The company’s effective tax rate for the second quarter was 58.2% versus 37.6% in the previous quarter, as presented in Table D. The increase in the effective tax rate was due to a valuation allowance the company recorded in the second quarter totaling $900,000 as CAM may not be able to fully utilize its capital loss carryforward based on current market conditions. As of June 30, 2013, the net deferred tax asset was $2.2 million, and the ultimate realization of this deferred tax asset is dependent upon the generation of sufficient capital gains prior to the expiration of capital loss carryforwards in 2013 and 2014.

Financial Position

As of June 30, 2013, the corporate investment portfolio included $77.0 million in cash and cash equivalents and $408.6 million in investments that were principally comprised of investments in products that the company manages. The corporate investment portfolio is used to provide seed capital for new products, to maintain conservative levels of capital for the company’s regulated subsidiaries, to fund the company’s share repurchase program and to invest in other corporate strategic initiatives. The company’s financial strength is also instrumental in maintaining the firm’s investment-grade credit rating.

In the second quarter, CAM invested $30.0 million and Calamos Investments invested $5 million, for a combined $35 million, in the Calamos Long/Short Mutual Fund to provide additional seed capital.

As of June 30, 2013, total debt was $92.1 million and total stockholders’ equity was $472.5 million.

As part of the share repurchase program, which was announced in the first quarter of 2013, Calamos Investments repurchased 750,503 shares of CAM’s common stock at an average price of $10.76 per share and a total cost of $8.1 million during the first half of the year.

Market Capitalization

As of June 30, 2013, CAM, representing the public shares outstanding, owns 22.2% of the operating company, Calamos Investments, and the remaining 77.8% is privately owned by CFP. Because of this complex ownership structure, reported market capitalization does not reflect the entire value of the company, but rather only the market capitalization pertaining to CAM’s 22.2% interest.

Investor Conference Call

Management will hold an investor conference call at 4 p.m. Central Time on Tuesday, August 6, 2013. To access the live call and view management’s presentation, visit the Investor Relations section of the company’s website at www.calamos.com/investors. Alternatively, participants may listen to the live call by dialing 888.455.2260 in the U.S. or Canada (719.785.1765 internationally), then entering conference ID #5580712. A replay of the call will be available for one week following the date of the call by dialing 888.203.1112 in the U.S. or Canada (719.457.0820 internationally), then entering conference ID #5580712. The webcast also will be available on the Investor Relations section of the company’s website at www.calamos.com/investors for at least 90 days following the date of the call.

Calamos Asset Management, Inc. (NASDAQ: CLMS) is a diversified global investment firm offering innovative investment strategies including equity, lower-volatility equity, fixed income, convertible and alternative investments. The firm offers strategies through separately managed portfolios, mutual funds, closed-end funds, private funds and UCITS funds. Clients include major corporations, pension funds, endowments, foundations and individuals, as well as the financial advisors and consultants who serve them. Headquartered in the Chicago metropolitan area, the firm also has offices in London and New York. For more information visit www.calamos.com.

From time to time, information or statements provided by us, including those within this news release, may contain certain forward-looking statements relating to future events, future financial performance, strategies, expectations, the competitive environment and regulations. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. For a discussion concerning some of these and other risks, uncertainties and other important factors that could affect future results, see “Forward-Looking Information” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, where applicable, “Risk Factors” in our annual and quarterly reports filed with the U.S. Securities and Exchange Commission.

Calamos Asset Management, Inc.

Consolidated Condensed Statements of Operations

(in thousands, except share data)

(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2013	2013	2012
Revenues
Investment management fees	$52,655	$55,942	$64,661
Distribution and underwriting fees	13,378	14,328	17,254
Other	657	683	761

Total revenues	66,690	70,953	82,676
Expenses
Employee compensation and benefits	21,380	22,565	20,942
Distribution expenses[4]	13,241	13,931	16,554
Marketing and sales promotion	3,939	3,389	5,528
General and administrative	9,726	8,953	10,715

Total operating expenses	48,286	48,838	53,739

Operating income	18,404	22,115	28,937
Non-operating income (loss)	691	1,800	(3,122)

Income before income tax provision	19,095	23,915	25,815
Income tax provision	2,575	1,976	4,281

Net income	16,520	21,939	21,534
Net income attributable to non-controlling interest in Calamos Investments LLC	(15,262)	(17,997)	(20,812)
Net (income) loss attributable to non-controlling interest in partnership investments	583	(708)	1,092

Net income attributable to CAM	$1,841	$3,234	$1,814

Earnings per share:
Basic	$0.09	$0.16	$0.09

Diluted	$0.09	$0.16	$0.09

Weighted average shares outstanding:
Basic	20,030,571	20,301,373	20,343,290

Diluted	20,661,447	20,836,996	20,802,688

Supplemental Information:
Non-GAAP net income attributable to CAM	$4,542	$5,061	$5,972

Non-GAAP diluted earnings per share	$0.22	$0.24	$0.29

[4]	Beginning in First Quarter 2013, amortization of deferred sales commissions is included as part of distribution expenses. Prior period amounts have been reclassified.

Calamos Asset Management, Inc.

Total Assets

(in millions)

(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2013	2013	2012
Funds
Beginning Total Assets	$22,559	$23,329	$27,435
Net redemptions	(1,308)	(1,644)	(540)
Market appreciation (depreciation)	(272)	874	(1,426)

Ending Total Assets	20,979	22,559	25,469

Average Total Assets	21,933	23,163	26,008

Separate Accounts
Beginning Total Assets	6,705	7,251	8,782
Net redemptions	(981)	(879)	(311)
Market appreciation (depreciation)	(69)	333	(556)

Ending Total Assets	5,655	6,705	7,915

Average Total Assets	6,142	7,009	8,312

Total Assets
Beginning Total Assets	29,264	30,580	36,217
Net redemptions	(2,289)	(2,523)	(851)
Market appreciation (depreciation)	(341)	1,207	(1,982)

Ending Total Assets	$26,634	$29,264	$33,384

Average Total Assets	$28,075	$30,172	$34,320

	At June	At March	At June
	30, 2013	31, 2013	30, 2012
Funds
Open-end funds	$15,151	$16,825	$20,081
Closed-end funds	5,828	5,734	5,388

Total funds	20,979	22,559	25,469

Separate Accounts
Institutional accounts	3,823	4,646	5,650
Managed accounts	1,832	2,059	2,265

Total separate accounts	5,655	6,705	7,915

Ending Total Assets	$26,634	$29,264	$33,384

Assets by Strategy[5]
Equity	$9,279	$11,043	$12,488
Lower-volatility Equity	6,074	6,929	9,429
Convertible	2,060	2,249	3,084
Enhanced Fixed Income	3,304	3,259	3,068
Alternative	2,857	2,696	2,418
Total Return	2,524	2,475	2,320
High Yield	346	399	345
Fixed Income	190	214	232

Ending Total Assets	$26,634	$29,264	$33,384

[5]	Certain assets previously classified as convertible, equity and lower-volatility equity have been reclassified.

Table A

Calamos Asset Management, Inc.

Reconciliation of GAAP to Non-GAAP Diluted Earnings Per Share

(in thousands, except share data)

(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2013	2013	2012
Net income attributable to CAM (GAAP)	$1,841	$3,234	$1,814
Adjustments:
Deferred tax amortization on intangible assets	1,979	1,979	1,979
Increase in deferred tax valuation allowance	900	—	1,900
Non-operating (income) loss, net of taxes	(178)	(152)	279

Non-GAAP net income attributable to CAM	$4,542	$5,061	$5,972

Diluted - Weighted average shares outstanding	20,661,447	20,836,996	20,802,688

Diluted earnings per share (GAAP)	$0.09	$0.16	$0.09
Non-GAAP diluted earnings per share	$0.22	$0.24	$0.29

Table A – Notes

Calamos Asset Management, Inc.

Notes to Reconciliation of GAAP to Non-GAAP

The company provides investors with certain adjusted, non-GAAP financial measures including non-GAAP net income attributable to CAM and non-GAAP diluted earnings per share. These non-GAAP financial measures are provided to supplement the consolidated financial statements presented on a GAAP basis. These non-GAAP financial measures adjust GAAP financial measures to include the tax benefit from the amortization of deferred taxes on intangible assets and to exclude the increase in deferred tax valuation allowance and CAM’s non-operating income (loss), net of taxes. The company believes these adjustments are appropriate to enhance an overall understanding of operating financial performance, as well as to facilitate comparisons with historical earnings results. These adjustments to the company’s GAAP results are made with the intent of providing investors a more complete understanding of the company’s underlying earnings results and trends and marketplace performance. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis of managing the company.

The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in Table A.

Non-GAAP net income attributable to CAM is calculated by adjusting the following items from GAAP net income attributable to CAM:

(i) amortization of deferred taxes on intangible assets associated with the election under section 754 of the Internal Revenue Code of 1986, as amended (Section 754 election);

(ii) increase in deferred tax valuation allowance; and

(iii) CAM’s non-operating income (loss), net of taxes.

Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income attributable to CAM by diluted weighted average shares outstanding.

The deferred tax assets from the Section 754 election allows for a quarterly reduction of approximately $2.0 million in future income taxes owed by the company through 2019, to the extent that a tax payable exists during the quarter. As a result, this cash savings will accrue solely for the benefit of the shareholders of the company’s common stock. The company believes that adjusting this item from the calculation of the above non-GAAP items can be a useful measure in allowing investors to see the company’s performance. The change in the allowance on the deferred tax asset is excluded from the above non-GAAP items as it may fluctuate in future periods affecting prior period comparisons. Non-operating income (loss) is excluded from the above non-GAAP items as it can distort comparisons between periods. As noted above, the company believes that measures excluding these items are useful in analyzing operating trends and allowing for more comparability between periods, which may be useful to investors.

The company believes that non-GAAP net income attributable to CAM and non-GAAP diluted earnings per share are useful measures of performance and may be useful to investors, because they provide measures of the company’s core business activities adjusting for items that are non-cash and costs that may distort comparisons between periods. These measures are provided in addition to the company’s net income attributable to CAM and diluted earnings per share calculated under GAAP, but are not substitutes for those calculations.

Table B

Calamos Asset Management, Inc.

Non-Operating Income, Net of Non-Controlling Interest in Partnership Investments

(in thousands)

(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2013	2013	2012
Interest income	$73	$87	$96
Interest expense	(1,505)	(1,506)	(1,504)

Net interest expense	(1,432)	(1,419)	(1,408)
Investment income (loss)	2,042	3,176	(1,783)
Miscellaneous other income	81	43	69

Investment and other income (loss)	2,123	3,219	(1,714)

Non-operating income (loss)	691	1,800	(3,122)
Net (income) loss attributable to non-controlling interest in partnership investments	583	(708)	1,092

Non-operating income (loss), net of non-controlling interest in partnership investments	$1,274	$1,092	$(2,030)

Table C

Calamos Asset Management, Inc.

Summary of Corporate Investment Portfolio Returns

(in thousands)

(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2013	2013	2012
Returns reflected in earnings
Investment income (loss)	$2,042	$3,176	$(1,783)
Net (income) loss attributable to non-controlling interest in partnership investments	583	(708)	1,092
Returns reflected in equity
Net unrealized gain (loss) reported in equity, inclusive of non-controlling interest	(11,519)	6,327	(17,033)

Total corporate investment portfolio returns	$(8,894)	$8,795	$(17,724)

Average corporate portfolio	$389,466	$383,064	$352,270
Total corporate investment portfolio returns	(2.3)%	2.3%	(5.0)%

Table D

Calamos Asset Management, Inc.

Effective Income Tax Rate

(in thousands)

(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2013	2013	2012
Income tax provision	$2,575	$1,976	$4,281
Income tax provision attributable to non-controlling interest in Calamos Investments LLC	(16)	(31)	(122)

Income tax provision attributable to CAM	2,559	1,945	4,159
Net income attributable to CAM	1,841	3,234	1,814

Income before taxes attributable to CAM	$4,400	$5,179	$5,973

CAM’s effective income tax rate[6]	58.2%	37.6%	69.6%

Source: Calamos Asset Management, Inc.

# # #

[6]	Income tax provision includes a valuation allowance of $900,000 recorded in Second Quarter 2013 and $1.9 million in Second Quarter 2012. Excluding this allowance, CAM’s effective income tax rate would be 37.7% for Second Quarter 2013 and 37.8% for Second Quarter 2012.